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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-94701) of Lifeminders.Com, Inc. of our report dated February 10, 2000, related to the financial statements, which appear in this annual report of Form 10-K. We also consent to the incorporation by reference of our report dated February 10, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP
McLean, Virginia
February 24, 2000